                                                                    Exhibit 24.B





                               FORD MOTOR COMPANY

                                  CERTIFICATE



      I, J. M. Rintamaki, Secretary of FORD MOTOR COMPANY, a Delaware corporation (the "Company"), hereby certify, to the best of my knowledge and belief, that attached hereto are true and correct excerpts from the minutes of meetings of the Board of Directors of the Company duly called and held on March 11, 1993, and April 14, 1994, respectively, and the same are in full force and effect on the date hereof.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company on this 23rd day of June, 1994.



                                 /s/J. M. Rintamaki
                                    J. M. Rintamaki
                                    Secretary



(Corporate Seal)





Attachment

                               FORD MOTOR COMPANY

                     Excerpts from the Minutes of a Meeting
                    of the Board of Directors of the Company
                              Held on March 11, 1993


                 RESOLUTIONS RELATING TO EMPLOYEE SAVINGS PLANS

            RESOLVED, That, in order to comply with the Securities Act of 1933, as amended, the directors and appropriate officers of the Company be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all Registration Statements and amendments to Registration Statements relating to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, the Ford Credit Savings Plan and the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (collectively, the "Employee Savings Plans"), including the Prospectuses and the exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Registration Statements and amendments, so executed, to be filed with the Securities and Exchange Commission (the "Commission").

            RESOLVED, That each officer and director who may be required to sign and execute any of the aforesaid Registration Statements or amendments or any document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise) be and hereby is authorized to execute a power of attorney appointing S. A. Seneker, J. C. Hausman, D. N. McCammon, M. L. Reichenstein, J. W. Martin, Jr., J. A. Courter, J. M. Rintamaki, L. J. Ghilardi, K. S. Lamping and M. F. Marecki, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any and all such Registration Statements and amendments, further amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officer or director might or could do in person.

            RESOLVED, That up to 5,000,000 of the authorized but unissued shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), less such number of shares of Common Stock theretofore registered with the Commission pursuant to the resolutions set forth above under the caption "RESOLUTIONS RELATING TO ISSUANCE OF COMMON STOCK PURSUANT TO DIVIDEND REINVESTMENT PLANS" (the "Securities"), be and hereby are authorized to be registered with the Commission and issued from time to time to satisfy Common Stock requirements of the Employee Savings Plans, and when so issued and paid for in accordance with the Employee Savings Plans, will be fully paid and non-assessable.

            RESOLVED, That the shares of Common Stock registered with the Commission pursuant to the three preceding resolutions shall be reserved for issuance from time to time to satisfy Common Stock requirements of the Employee Savings Plans.

            RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized, in the name and on behalf of the Company, to take such action as such officers, or any of them, may deem necessary, appropriate or desirable to make application for the listing of the Securities on the New York, Boston, Midwest, Pacific Coast and Philadelphia Stock Exchanges in the United States, the Montreal and Toronto Stock Exchanges in Canada, the Tokyo Stock Exchange in Japan, and the Antwerp, Brussels, London, Scottish, Berlin, Dusseldorf, Frankfort, Hamburg, Munich, Amsterdam, Luxembourg, Zurich, Basle, Geneva, Lausanne and Paris Stock Exchanges or any other Stock Exchange on which the Common Stock is then listed, and that the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are designated a representative of the Company to appear before the Corporate Services Division or other appropriate body of any such Exchange and to take all such other steps as such persons, or any of them, may deem necessary, appropriate or desirable to effect such listing.

            RESOLVED, That, in connection with each application of the Company to the New York Stock Exchange, Inc., any of the above-listed Stock Exchanges or any other Stock Exchange, for the listing on such Exchange of the Securities, the Company enter into an agreement providing for the indemnification by the Company of such Exchange, its governors, officers, employees and its subsidiary companies and innocent purchasers for value of the Securities or any one or more of them, as the case may be, from and against losses, liabilities, claims, damages or accidents in connection with the use of facsimile signatures on certificates representing the Securities; and that the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are authorized in the name and on behalf of the Company and under its corporate seal to execute and deliver to such Exchange, the aforesaid indemnification agreement in such form as the person or persons executing the same may deem necessary, appropriate or desirable, as conclusively evidenced by his, her or their execution thereof.

            RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, without limitation, the payment of expenses) and to execute (by manual or facsimile signature) and deliver any and all agreements, certificates, instruments and documents (under the corporate seal of the Company or otherwise) as such officer or officers may deem necessary, appropriate or desirable in order to carry out the purposes and intents of each and all of the foregoing resolutions.

                               FORD MOTOR COMPANY

                     Excerpts from the Minutes of a Meeting
                    of the Board of Directors of the Company
                              Held on April 14, 1994


      WHEREAS, based upon the communication entitled "Recommended Second Quarter Cash and Stock Dividends," and the attachments thereto, submitted to the meeting by S. A. Seneker, Executive Vice President and Chief Financial Officer, the Financial Review and other information heretofore presented to the meeting, the Company has net assets in excess of its capital, computed in accordance with the laws of Delaware, in an amount sufficient to justify (a) cash dividends of 45 cents a share on the Class B Stock and Common Stock, $1,050 a share on the Series A Cumulative Convertible Preferred Stock, and $1,031.25 a share on the Series B Cumulative Preferred Stock, and (b) a two-for-one stock split in the form of a one hundred percent stock dividend of all issued Class B Stock and Common Stock of the Company;

      NOW, THEREFORE, BE IT:

      RESOLVED, That (a) cash dividends at the rate of 45 cents a share on the outstanding shares of Class B Stock and Common Stock of the Company, $1,050 a share on the outstanding shares of Series A Cumulative Convertible Preferred Stock of the Company, and $1,031.25 a share on the outstanding shares of Series B Cumulative Preferred Stock of the Company be and hereby are declared, payable on June 1, 1994 to holders of record of said stock at the close of business on May 2, 1994, and the Vice President - Finance and Treasurer and other appropriate officers of the Company, and each of them, be and hereby are authorized and directed to cause the same to be paid on the date specified, and (b) a two-for-one stock split in the form of a one hundred percent stock dividend on the Company's Class B Stock and Common Stock at the rate of one share for each one share outstanding (the "Stock Split") be and hereby is declared, payable to holders of record of said stock as of the close of business on June 6, 1994 and effective on such date; provided, however, that the Stock Split shall be contingent on the stockholders of the Company approving an amendment to the Company's Certificate of Incorporation increasing the amount of authorized Class B Stock and Common Stock of the Company, as set forth below.

      RESOLVED, That the Board of Directors of the Company deems it advisable, and hereby declares it to be advisable and in the best interests of the Company and recommends to the stockholders, that the aggregate number of shares of Common Stock and Class B Stock that the Company shall have authority to issue be changed from 1,000,000,000 to 3,000,000,000 shares of Common Stock and from 88,352,896 to 265,058,688 shares of Class B Stock and that for such purpose the Company's Certificate of Incorporation be amended by changing the first paragraph of Article FOURTH thereof to read as set forth in the Appendix to the proposed Proxy Statement included as an attachment to the communication, and the Certificate of Incorporation, with such amendment, be restated in its entirety to read as set forth in Exhibit A hereto (the "Restated Certificate of

Incorporation of the Company"), effective at the close of business on June 6, 1994.

      RESOLVED, That the foregoing recommendation be submitted to the holders of the Class B Stock and the holders of the Common Stock of the Company for consideration thereof and action thereon at the Annual Meeting of Stockholders on May 12, 1994 (the "1994 Annual Meeting of Stockholders").

      RESOLVED, That, if and as soon as practicable after the foregoing amendment to the Certificate of Incorporation of the Company shall have become effective, the Company shall issue in the name of each holder of record of fully paid and non-assessable shares of Class B Stock and each holder of record of fully paid and non-assessable shares of Common Stock of the Company at the close of business on June 6, 1994, a certificate or certificates representing additional shares of such stock as follows:

      (a) to each such holder of issued shares of Class B Stock, a certificate or certificates representing one additional fully paid and non-assessable share of Class B Stock of a par value of $1.00 for each share of Class B Stock then held of record by such holder; and

      (b) to each such holder of issued shares of Common Stock, a certificate or certificates representing one additional fully paid and non-assessable share of Common Stock of a par value of $1.00 for each share of Common Stock then held of record by such holder.

      RESOLVED, That the letter to stockholders and Proxy Statement, in the forms previously approved by the Board of Directors and as amended in the forms submitted to this meeting, be and hereby are approved, with such changes therein as may be approved by the Chairman of the Board of Directors, the Vice Chairman or the Vice President - General Counsel, for use in connection with increasing the number of shares of Class B Stock and Common Stock of the Company that is authorized to be issued; and the Secretary be and hereby is authorized and directed to prepare and mail or deliver, or cause to be prepared and mailed or delivered, such letter to stockholders and Proxy Statement to all holders of record of Class B Stock and all holders of record of Common Stock of the Company at the date previously determined by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the 1994 Annual Meeting of Stockholders.


      RESOLVED, That the appropriate officers of the Company be and hereby are authorized and directed to prepare and file or cause to be prepared and filed with the Securities and Exchange Commission, in the forms previously approved by the Board of Directors and as amended in the forms submitted to this meeting, or as further amended by the Chairman of the Board of Directors, the Vice Chairman or the Vice President - General Counsel, the Proxy Statement and related materials relating to increasing the number of shares of Class B Stock and Common Stock of the Company that is authorized to be issued.

      RESOLVED, That the appropriate officers of the Company be and hereby are authorized and directed for and on behalf of the Company and in its name to execute and file with the Secretary of State of the State of Delaware the Restated Certificate of Incorporation of the Company in order to effectuate the foregoing recommended amendment to the Certificate of Incorporation, if and when the amendment shall have been approved by the stockholders in accordance with the laws of the State of Delaware and the Certificate of Incorporation; and to cause a copy of the Restated Certificate of Incorporation of the Company to be filed in the Office of the Secretary of State of Delaware and a certified copy thereof to be recorded in the Office of the Recorder for New Castle County, Delaware, and to take or cause to be taken all such action as they may deem necessary or appropriate in order that such amendment shall become effective at the close of business on June 6, 1994.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, an amount equal to the aggregate par value of the shares of the Class B Stock and Common Stock issued as a result of the Stock Split shall be chargeable against the Capital in Excess of Par Value of Stock account of the Company and shall be credited to the Class B and Common Capital Stock accounts of the Company, as appropriate.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, Chemical Bank be and hereby is authorized to countersign, on behalf of the Company as Transfer Agent, certificates representing shares of the Company's Common Stock authorized for issuance in connection with the Stock Split, or which from time to time shall have become subject to distribution to members of the Company's Savings and Stock Investment Plan for Salaried Employees, Tax-Efficient Savings Plan for Hourly Employees, participants under the Company's 1985 Stock Option Plan, the Company's 1986 Long-Term Incentive Plan, the Company's 1990 Long-Term Incentive Plan or the Company's Supplemental Compensation Plan (or to the beneficiaries or legal representatives of such members or participants) or to members of the Ford Credit Savings Plan or the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (or to the beneficiaries or legal representatives of such members); provided, however, that Chemical Bank is authorized and directed to countersign certificates for shares of the Company's Common Stock only if such certificates shall have been signed by, or shall bear the facsimile signatures of, the Chairman of the Board of Directors, a Vice Chairman, an Executive Vice President, a Group Vice President or a Vice President of the Company, and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, at the time or previously in office and such certificates may be delivered only if such certificates shall have been registered by the Company's Registrar in New York, New York; and provided, further, that the facsimile signature of Chemical Bank is hereby adopted as the signature to be affixed on such certificates in the name and on behalf of the Company as Transfer Agent.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, the Secretary of the Company is authorized and directed to cause to be mailed to the persons entitled thereto certificates representing whole shares of Common Stock to be issued as a result of the Stock Split authorized for issuance pursuant to these resolutions when such certificates representing such shares of Common Stock shall have been countersigned pursuant to these resolutions and registered by the Company's Registrar in New York, New York; and said Registrar is authorized and directed to countersign and record in its registration record and to redeliver to the Company certificates representing shares of such Common Stock when presented to it for such purpose on behalf of the Company.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, the Secretary of the Company is authorized and directed to cause to be mailed to the persons entitled thereto certificates representing whole shares of Class B Stock to be issued as a result of the Stock Split authorized for issuance pursuant to these resolutions when such certificates representing such shares of Class B Stock shall have been signed by, or shall bear the facsimile signatures of, the Chairman of the Board of Directors, a Vice Chairman, an Executive Vice President, a Group Vice President or a Vice President of the Company, and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, and shall have been registered by the Company.


      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, each of the Company's Transfer Agents and Registrars is authorized to make transfers of shares of Common Stock of the Company on the same terms and conditions that it was authorized to make transfers of Common Stock of the Company prior to the Stock Split; and, other than as authorized by the resolution adopted this date amending paragraph 17 of the resolution adopted by the Board of Directors at its meeting on February 9, 1966, as amended, the Company's Transfer Agent in New York is authorized to make original issues of shares of Common Stock of the Company for each purpose for which such Transfer Agent was authorized to make original issues of shares of Common Stock of the Company immediately preceding the time when such amendment shall have become effective, the number of shares of Common Stock so authorized to be issued by such Transfer Agent for each such purpose to be twice the number of shares of Common Stock then authorized for issue by such Transfer Agent for such purpose; and the Company's Registrar in New York, New York is authorized to countersign and record in its registration record and to redeliver to the Transfer Agent in New York certificates for such shares of Common Stock when presented to it for such purpose by such Transfer Agent.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, the Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, shares of Common Stock for the same purposes for which shares of authorized but unissued Common Stock were so reserved immediately preceding the time such amendment of the Certificate of Incorporation shall have become effective, the number of shares of such Common Stock so reserved for each such purpose to be twice the number of shares of Common Stock then reserved for such purpose.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, all prior resolutions of the Board of Directors of the Company granting authority in respect of a specific number of shares of Common Stock, including but not limited to resolutions authorizing the issuance and listing of Common Stock on stock exchanges or registration of Common Stock with the SEC under the Securities Act of 1933 in connection with dividend reinvestment plans or various employee stock-based plans, be and hereby are amended so that the specific number of shares of Common Stock set forth in each such resolution shall be two times such number.


      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, the appropriate officers of the Company be and hereby are authorized in the name and on behalf of the Company to take such action as they may deem necessary, appropriate or desirable to make application for the listing on the New York, Boston, Cincinnati, Chicago, Pacific Coast and Philadelphia Stock Exchanges in the United States and the Montreal Stock Exchange in Canada and the Brussels, London, Scottish, Berlin, Dusseldorf, Frankfurt, Hamburg, Munich, Amsterdam, Zurich, Basle, Geneva, Lausanne and Paris Stock Exchanges in Europe, and the Tokyo Stock Exchange in Asia, and any other exchange on which the Common Stock of the Company is then listed, of all the shares of Common Stock of the Company, of a par value of $1.00 per share, to be outstanding or reserved or authorized for issuance in connection with or as a result of the Stock Split; and that the Chairman of the Board of Directors, any Vice Chairman, any Executive Vice President, any Group Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Company, and each of them, be and hereby are designated representatives of the Company to appear before the Department of Stock List or similar office of any such exchange and to take all such steps as they, or any of them, may deem necessary, appropriate or desirable to effect such listing.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, in connection with the application of the Company to the New York or any other stock exchange for the listing on any such exchange of shares of Common Stock of the Company which may be issued in connection with, or as a result of, the Stock Split, the Chairman of the Board of Directors, any Vice Chairman, any Executive Vice President, any Group Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Company, and each of them, be and hereby are authorized in the name and on behalf of the Company to make, execute and deliver an agreement or agreements providing for the indemnification by the Company of the New York or any other such stock exchange, its governors, officers, employees and its subsidiary companies and innocent purchasers for value of such shares of Common Stock from and against losses, liabilities, claims, damages or accidents in connection with the use of facsimile signatures on certificates evidencing such shares of Common Stock of the Company or any other agreement or agreements relating to the Stock Split which may be required by the New York or any other such stock exchange, in such form or forms as the person or persons executing the same may deem necessary, appropriate or desirable, as conclusively evidenced by his, her or their execution thereof.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, the Chairman of the Board of Directors, any Vice Chairman, any Executive Vice President, any Group Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Company, and each of them, be and hereby are authorized, in the name and on behalf of the Company, to take any and all action which such persons, or any of them, may deem necessary, appropriate or desirable in order to obtain a permit for, register or qualify all or part of the shares of Common Stock to be outstanding or reserved or authorized for issuance in connection with or as a result of the Stock Split, or to request an exemption from registration of such securities, or to register or obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America or of any other jurisdiction as such persons, or any of them, may deem necessary, appropriate or desirable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws and to take any and all further action which such persons, or any of them, may deem necessary, appropriate or desirable in order to maintain such registration in effect for so long as such persons, or any of them, may deem to be in the best interests of the Company.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, the appropriate officers and employees of the Company be and they hereby are authorized and empowered in the name and on behalf of the Company to take any action, and to execute and deliver any and all letters, documents, instruments or other writings, that they deem necessary, appropriate or desirable to carry out the intent and to accomplish the purposes of each and all the foregoing resolutions.

      RESOLVED, That, if and when the foregoing amendment to the Certificate of Incorporation of the Company declared advisable and recommended to the stockholders shall have become effective, paragraph 17 of the resolution adopted by the Board of Directors at its meeting on February 9, 1966, as amended, with respect to the authority of management to take certain actions on behalf of the Company, be and hereby is further amended so as to read as follows:



17.  Common Stock Issues.

"Directions to Chemical Bank, as Transfer Agent, by written instructions, to make original issues of Common Stock from and after June 6, 1994 not exceeding the sum of (at the close of business on April 12, 1994, adjusted for the two-for-one stock split in the form of a one hundred percent stock dividend effective as of the close of business on June 6, 1994):

      (i) 70,852,076 shares, reserved for issuance on conversion of the Company's Class B Stock;

      (ii) 150,184,898 shares, reserved for issuance in connection with the conversion of the Company's Series A Cumulative Convertible Preferred Stock;

      (iii) 89,040 shares, reserved for issuance in connection with the Ford Motor Company and Ford Holdings, Inc. Dividend Reinvestment and Stock Purchase Plan for the Company's Series B Cumulative Preferred Stock;

      (iv) 89,024 shares, reserved for issuance in connection with the conversion into Common Stock of certain debt instruments of Ford Motor Credit Company;

      (v) 1,136,752 shares, reserved for issuance in connection with the 1985 Stock Option Plan of the Company;

      (vi) 9,714,350 shares, reserved for issuance in connection with the 1986 Long-Term Incentive Plan of the Company;

      (vii) 83,516,984 shares, reserved for issuance in connection with the 1990 Long-Term Incentive Plan of the Company;

      (viii) 6,085,490 shares, reserved for issuance in connection with the Company's Savings and Stock Investment Plan for Salaried Employees and the Company's Tax-Efficient Savings Plan for Hourly Employees;

      (ix) 2,471,326 shares, reserved for issuance in connection with the Company's Supplemental Compensation Plan;

      (x) 1,457,000 shares, reserved for issuance in connection with the Ford Credit Savings Plan; and

      (xi) 1,947,200 shares, reserved for issuance in connection with the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan.

In connection with the authorization contained in this paragraph 17, the Transfer Agent be and hereby is authorized and directed to make original issues of Common Stock in accordance with the aforesaid written instructions, and Chemical Bank, as Registrar, is hereby authorized and directed to countersign and record in its registration record and to redeliver to the Transfer Agent certificates for shares of Common Stock when presented to it for such purpose by said Transfer Agent."